Calculation of Yield
                             Government Income Fund

         The annualized yield based on the month of January 1989 was calculated according to the following formula:

                                      a-b     6
                         YIELD = 2[( ----- +1) -1]
                                      cd

Where: a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of shares outstanding during the period that were entitled to receive dividends
              d = the maximum offering price per share on the last day of the month

Therefore:    YIELD = 2[(10,802,873 - 1,208,173     6
                      -------------------------  +1) -1]
                          124,173,599 x 11.35

                    = 8.31%

         See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

         Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

GOVERNMENT INCOME FUND

Standard Total Return Computations -- Since Inception

 Original Amt. Invested         $l,000.00
 Commission at 4.5%                 $0.00
 Net Amount to Fund             $l,000.00
 Purchase price                    $12.50
 Shares acquired                   80.000

           Beginning   Monthly             Reinvest    Shares      New    Month-end              Monthly         ITD
Month       Shares     Income   Dividend    Price    Purchased   Shares      NAV       ERV     Performance   Performance
04/30/87    80.000     0.1070     8.56      $11.99     0.714     80.714    $12.06      $973.41    -2.66         -2.66
05/31/87    80.714     0.0859     6.93      $11.90     0.583     81.297    $11.92      $969.06    -0.45         -3.09
06/30/87    81.297     0.0881     7.16      $11.99     0.597     81.894    $11.95      $978.63    -0.99         -2.14
07/31/87    81.894     0.0885     7.25      $11.84     0.612     82.506    $11.87      $979.35     0.07         -2.07
08/31/87    82.506     0.0894     7.38      $11.53     0.640     83.146    $11.72      $974.47    -0.50         -2.55
09/30/87    83.146     0.0912     7.58      $11.41     0.665     83.810    $11.43      $957.95    -1.69         -4.20
10/31/87    83.810     0.0953     7.99      $11.72     0.681     84.492    $11.66      $985.17     2.84         -1.48
11/30/87    84.492     0.0953     8.05      $11.61     0.694     85.185    $11.64      $991.56     0.65         -0.84
12/31/87    85.195     0.0953     8.12      $11.62     0.699     85.884    $11.67    $1,002.27     1.08          0.23
01/31/88    85.884     0.0953     8.18      $12.06     0.679     86.563    $11.99    $1,037.89     3.55          3.79
02/29/88    86.563     0.0953     8.25      $11.96     0.690     87.252    $12.03    $1,049.65     1.13          4.96
03/31/88    87.252     0.0953     8.32      $11.80     0.705     87.957    $11.81    $1,038.77    -1.04          3.88
04/30/88    87.957     0.0900     7.92      $11.64     0.680     88.637    $11.69    $1,036.17    -0.25          3.62
05/31/88    88.637     0.0900     7.98      $11.60     0.688     89.325    $11.52    $1,029.02    -0.69          2.90
06/30/88    89.325     0.0900     8.04      $11.55     0.696     90.021    $11.64    $1,047.84     1.83          4.78
07/31/88    90.021     0.0900     8.10      $11.51     0.704     90.725    $11.51    $1,044.24    -0.34          4.42
08/31/88    90.725     0.0900     8.16      $11.51     0.709     91.434    $11.41    $1,043.26    -0.09          4.33
09/30/88    91.434     0.0927     8.48      $11.60     0.731     92.165    $11.54    $1,063.58     1.95          6.36
10/31/88    92.165     0.0927     8.54      $11.64     0.734     92.899    $11.64    $1,081.34     1.67          8.13

For the nineteen month period from commencement of operations on March 23, 1987 through October 31, 1988:

              n
      P(1 + T)  = ERV

          19/l2
1000(1 + T)     = 1,081.34
              T = 5.06%

GOVERNMENT INCOME FUND
Standard Total Return Computations - One Year

Original Amt. Invested         $l,000.00
Commission at 4.5%                 $0.00
Net Amount to Fund             $1,000.00
Purchase price                    $11.66
Shares acquired                   85.763


             Beginning  Monthly               Reinvest  Shares      New        Month-end                Monthly       ITD
Month        Shares     Income     Dividend   Price     Purchased   Shares     NAV        ERV           Performance   Performance
11/30/87     85.763     0.0953     8.17       $11.61    0.704       86.467     $11.64     $1,006.48     0.65          0.65
12/31/87     86.467     0.0953     8.24       $11.62    0.709       87.176     $11.67     $1,017.35     1.08          1.73
01/31/88     87.176     0.0953     8.31       $12.06    0.689       87.865     $11.99     $1,053.51     3.55          5.35
02/29/88     87.865     0.0953     8.37       $11.90    0.700       88.565     $12.03     $1,065.44     1.13          6.54
03/31/88     88.565     0.0953     8.44       $11.80    0.715       89.281     $11.81     $1,054.41    -1.04          5.44
04/30/88     89.281     0.0900     8.04       $11.64    0.690       89.971     $11.69     $1,051.76    -0.25          5.18
05/31/88     89.971     0.0900     8.10       $11.60    0.698       90.669     $11.52     $1,044.51    -0.69          4.45
06/30/88     90.669     0.O900     8.16       $11.55    0.707       91.376     $11.64     $1,063.61     1.83          6.36
07/31/88     91.376     0.0900     8.22       $11.51    0.714       92.090     $11.51     $1,059.96    -0.34          6.00
08/31/88     92.090     0.0900     8.29       $11.51    0.720       92.810     $11.41     $1,058.96    -0.09          5.90
09/30/88     92.810     0.0927     8.60       $11.60    0.742       93.552     $11.54     $1,079.59     1.95          7.96
10/31/88     93.552     0.0927     8.67       $11.64    0.745       94.297     $11.64     $1,097.61     1.67          9.76

For the twelve months ended October 31, 1988:

        n
P(1 + T)  = ERV

           1
1000(1 + T) = 1,097.61

T = 9.76%

GOVERNMENT INCOME FUND
Nonstandardized Total Return Computation

Original Amt. Invested         $1,000.00
Commission at 0.0%                 $0.00
Net Amount to Fund             $1,000.00
Purchase price                    $11.51
Shares acquired                   86.881

             Beginning  Monthly               Reinvest  Shares      New        Month-end                Monthly       ITD
Month        Shares     Income     Dividend   Price     Purchased   Shares     NAV        ERV           Performance   Performance
08/31/88     86.881     0.0900     7.82       $11.51    0.679       87.560     $11.41       $999.06    -0.09          -0.09
09/30/88     87.560     0.0927     8.12       $11.60    0.700       88.260     $11.54     $1,018.52     1.95           1.85
10/31/88     88.260     0.0927     8.18       $11.53    0.710       88.970     $11.64     $1,035.61     1.68           3.56
11/30/88     88.970     0.0927     8.25       $11.42    0.722       89.692     $11.42     $1,024.28    -1.09           2.43
12/30/88     89.692     0.0927     8.31       $11.27    0.738       90.429     $11.31     $1,022.76    -0.15           2.28
01/31/89     90.429     0.0927     8.38       $11.35    0.739       91.168     $11.35     $1,034.76     1.17           3.48

No annualization is made and dividends are reinvested at month-end net asset value. Computation for the six months ended January 31, 1989.